FORM OF LETTER OF CREDIT


                          IRREVOCABLE LETTER OF CREDIT

                      [LETTER OF CREDIT ISSUER LETTERHEAD]

                        IRREVOCABLE LETTER OF CREDIT NO.


Beneficiary: FIRST UNION NATIONAL BANK

Applicant/
Account Party: MOVIEPLEX REALTY LEASING, L.L.C.

Issue Date: November 20, 1997

Expiry Date: November 5, 2002

Amount:   [$43,260,624.99-Series  A-1/B-1]  [$15,179,166.67-Series  A-2/B-2  and
Series A-3/B-3]

Attention:

Ladies and Gentlemen:


At the request and on the instructions of MOVIEPLEX REALTY LEASING, L.L.C., a New Jersey limited liability company (the "Bond Issuer"), we hereby issue in your favor, not individually, but solely as Trustee under that certain Indenture of Trust dated as of November 1, 1997 (the "Indenture") between the Trustee and the Bond Issuer, this irrevocable direct pay letter of credit (this "Letter of Credit") in the amount of [$43,260,624.99 for A-1/B-1] [$15,179,166.67 for
A-2/B-2 and A-3/B-3](the "Stated Amount") of which an amount equal to [$35,544,548.61 for A-1] [$12,472,215.28 for A-2 and A-3] (the "Series [A-1]
A-2] [A-3] Bond Stated Amount") may be drawn upon with respect to the payments of interest and principal of the Series [A-1] A-2] [A-3] Bonds referred to in the Indenture, and an amount equal to [$7,716,076.38 for B-1] [$2,706,951.39 for B-2 and B-3] (the "Series [B-1] [B-2] [B-3] Bond Stated Amount") may be drawn upon with respect to the payment of interest and principal of the Series [B-1] [B-2] [B-3] Bonds referred to in the Indenture; the Series [A-1] A-2] [A-3] Bonds and the Series [B-1] [B-2] [B-3] Bonds are individually and collectively referred to herein, as the context may require, the "Bonds". Notwithstanding anything to the contrary contained herein, the terms "Series [A-1] A-2] [A-3] Bonds", "Series [B-1] [B-2] [B-3] Bonds" and "Bonds" shall not include any Bonds which have been purchased with a "Tender Drawing" as hereinafter defined ("Pledged Bonds") unless the Agent has given notice of reinstatement hereof with respect to such Pledged Bonds pursuant hereto (in which case they shall no longer be Pledged Bonds). All payments by us of drawings under this Letter of Credit will be paid with our own funds.

This Letter of Credit is issued for the account of the Bond Issuer pursuant to that certain Reimbursement Agreement dated as of November 20, 1997, as amended or supplemented from time to time (the "Reimbursement Agreement") between the Bond Issuer, Wachovia Bank, N.A., as Agent for the Lenders (the "Agent"), us, and certain other Lenders parties thereto, pursuant to which the Letter of Credit and certain other letters of credit (the "Other Letters of Credit") were issued.

Subject to the provisions of this Letter of Credit, a demand for payment may be made by you by presentation to us, which presentation may be by telecopier and confirmed by telephone to us, at _____________________________ , Attention:
_____________________,   telecopier  no.______________________,   telephone  no.
__________________, of your completed sight draft in the form of Attachment A attached hereto, accompanied by your signed certificate (with the blanks filled in appropriately) (which sight draft and certificate may be telecopied as aforesaid):

1. If the drawing is being made with respect to the regularly scheduled payment of principal and interest of Series [A-1] A-2] [A-3] Bonds (a "Series A Bonds Scheduled Payment Drawing"), your certificate in the form of Annex A attached hereto; or

2. If the drawing is being made with respect to the regularly scheduled payment of interest or principal and interest, as the case may be, of the Series [B-1] [B-2] [B-3] Bonds (a "Series B Bonds Scheduled Payment Drawing"), your certificate in the form of Annex B attached hereto; or

3. If the drawing is being made with respect to the payment of the purchase price of Bonds tendered or required to be tendered pursuant to the Bonds pursuant to Section 4.04 of the Indenture (a "Tender Drawing"), your certificate in the form of Annex C attached hereto; or

4. If the drawing is being made with respect to the payment in full of the principal amount outstanding and all accrued interest on the Bonds following the occurrence of an Event of Default under the Indenture (a "Default Drawing"), your certificate in the form of Annex D attached hereto.

More than one demand for payment may be made under Paragraphs 1, 2, or 3 of this Letter of Credit. A demand for payment may be made under this Letter of Credit prior to the Expiry Date at any time on a Business Day during our regular business hours at our address set forth above. A demand for payment and drawing hereunder with respect to the payment of interest on or principal of the Bonds (including the interest or principal component of the redemption or purchase price of Bonds, in the case of Tender Drawing) shall not exceed that portion of the Series [A-1] A-2] [A-3] Bond Stated Amount or Series [B-1] [B-2] [B-3] Bond Stated Amount, as the case may be, allocated herein to interest or to principal, respectively, as the same is reduced from time to time as herein provided. As used herein, "Business Day" shall mean any day other than (i) a Saturday or Sunday, or (ii) a day on which commercial banks in Atlanta, Georgia and New York, New York, are authorized by law or executive order to close.

The termination date of this Letter of Credit shall be the earliest of: (i) the close of business on November 5, 2002, or, if such day is not a Business Day, then on the next succeeding Business Day (such date, as it may be extended from time to time as provided in the next sentence, being called the "Expiry Date"),
(ii) subject to reinstatement pursuant hereto, the date on which all then remaining available amounts hereunder are drawn, (iii) the close of business on the date on which we receive notice from the Trustee that no Bonds remain outstanding, (iv) the close of business on the effective date of a substitute letter of credit herefor is delivered pursuant to Section 5.08 of the Indenture, and (v) upon the delivery by the Trustee to us of this Letter of Credit for cancellation accompanied by a certificate of the Trustee in the form of Attachment B attached hereto. At the written request of the Bond Issuer, we may give our written consent to periodic extensions of the Expiry Date. We shall deliver to you a certificate, in the form of Attachment C attached hereto, evidencing each extension of the Expiry Date. You shall surrender this Letter of Credit to us on the first Business Day following the termination date of this Letter of Credit as set forth above.

A draft accompanied by a completed signed certificate presented to us prior to 12:00 noon (Atlanta, Georgia time) will be honored no later than 3:00 p.m. (Atlanta, Georgia time) on the same Business Day. A draft accompanied by a completed signed certificate presented to us after 12:00 noon (Atlanta, Georgia time) on any Business Day will be honored no later than 3:00 p.m. (Atlanta, Georgia time) on the following Business Day. Payment under this Letter of Credit shall be made in accordance with the payment instructions set forth in the completed certificate accompanying each draft. Notwithstanding any other provisions of this Letter of Credit, payment shall be deemed to have been made when such payment instructions have been entered on the Federal Reserve wire or, in the event such payment instructions specify an account maintained with us, when we have credited such account. If a demand for payment made by you hereunder does not, in any instance, conform to the terms and conditions of this Letter of Credit, we shall give you prompt notice that the demand for payment was not effected in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefor and that the we will upon your instructions hold any documents at your disposal or return the same to you. Upon being notified that the demand for payment was not effectuated in conformity with this Letter of Credit, you may attempt to correct any such non-conforming demand for payment to the extent that you are entitled to do so.

Notwithstanding any contrary provision of the hereinafter defined Uniform Customs, this Letter of Credit is successively transferable in its entirety (but not in part) to a successor Trustee upon receipt by us (a copy of which shall be furnished to the Agent) of your written request for such transfer in substantially the form of Attachment E attached hereto, acknowledged by a purported officer of the Trustee and the transferee addressed to us and certifying that the transferee is a successor Trustee under the Indenture.

Each demand for payment by us hereunder shall, pro tanto, reduce that portion of the Stated Amount available under this Letter of Credit; provided, however, that:

(i) unless notice of non-reinstatement is given to you by the Agent prior to the sixth day (or, if such sixth day is not a Domestic Business Day, the next preceding Domestic Business Day) following payment of a Series A Bonds Scheduled Payment Drawing or a Series B Bonds Scheduled Payment Drawing, the Stated Amount shall be reinstated by the amount: (x) of interest (but not principal) included in a Series A Bonds Scheduled Payment Drawing; and (y) of interest included in a Series B Bonds Scheduled Payment Drawing; and

(ii) with respect to principal and interest included in a Tender Drawing, there shall be no reinstatement with respect to the related Pledged Bonds unless and until, and only to the extent, the Agent notifies us, the Trustee and RealVest Securities Corporation, or any successor Remarketing Agent under the Indenture (the "Remarketing Agent") by telephone (thereafter promptly confirmed in writing), that this Letter of Credit has been reinstated, which notice shall not be given until the Agent has received notice from the Remarketing Agent that such Pledged Bonds have been successfully remarketed, subject to the reinstatement of this Letter of Credit, and that all Reimbursement Obligations with respect thereto shall be paid in full on the effective date of the sale of the Pledged Bonds so remarketed from the proceeds of such remarketing.

The Stated Amount of this Letter of Credit shall also be reduced by the amount stated in a written notice of reduction executed by a purported officer of the Trustee substantially in the form of Attachment D to this Letter of Credit and such a reduction of the Stated Amount shall be effective as of the later of (i) the date specified in such notice or (ii) the actual date of receipt by us of such notice at the above-stated address; and on or after the effective date of such reduction we shall have the right to require the Trustee to surrender this Letter of Credit to us and to accept on such date of surrender a substitute irrevocable direct pay letter of credit dated such date of surrender in a Series [A-1] [A-2] [A-3] Bond Stated Amount equal to the amount to which the Series [A-1] [A-2] [A-3] Bond Stated Amount of the Letter of Credit shall have been so permanently reduced and in an Series [B-1] [B-2] [B-3] Bond Stated Amount equal to the amount to which the Series [B-1] [B-2] [B-3] Bond Stated Amount shall have been so permanently reduced, but otherwise having terms identical to those of this Letter of Credit.

Under no circumstances shall draws be made on this Letter of Credit to make payments with respect to Bonds owned of record by the Bond Issuer (collectively, the "Issuer Owned Bonds").

To the extent not inconsistent with the express terms hereof this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision) (International Chamber of Commerce Publication No. 500) (the "Uniform Customs"). This Letter of Credit shall be deemed to be made under the laws of the State of New York, including Article 5 of its Uniform Commercial Code, and shall, as to matters not governed by the Uniform Customs, be governed by and construed in accordance with the laws of the State of New York without reference to the conflict of laws principles thereof.

Your failure to make any partial drawing at any time shall not impair or reduce the availability of this Letter of Credit in any subsequent period or our obligation to honor your subsequent demands for payment made in accordance with the terms of this Letter of Credit.

We undertake that your draft and certificate drawn and presented on or before the Expiry Date in conformity with the terms of this Letter of Credit will be duly honored.

This Letter of Credit sets forth in full our undertaking, and such undertaking shall not be deemed in any way to be modified, amended, amplified or otherwise affected by any document, instrument or agreement referred to herein (including the Bonds), except only the Uniform Customs and the certificates provided for herein.

Very truly yours,

[LETTER OF CREDIT ISSUER]1


By:
   Authorized Signature
   Title:

--------
1 Wachovia Bank, N.A. for Series A-1 and B-1, SunTrust Bank, Atlanta for Series A-2 and B-2 and The Bank of New York for Series A-3 and B-3